November 14, 2018 Medley LLC 280 Park A venue, 6th Floor East New York, NY 10017 Re: Waiver to Credit Agreement Ladies and Gentlemen: We refer to that certain Credit Agreement, dated as of August 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Medley LLC, a Delaware limited liability company (the "Borrower" or "you"), the lenders from time to time party thereto (the "Lenders"), and City National Bank, a national banking association, in its capacity as the administrative agent (the "Administrative Agent") and in its capacity as the collateral agent for the Lenders (the "Administrative Agent" and the "Collateral Agent", collectively "Agents"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. As of the Closing Date, SIC Advisors LLC ("SIC Advisors") was a Non-Guarantor Subsidiary. On August 9, 2018, SIC Advisors became a Wholly Owned Subsidiary of the Borrower. Pursuant to Sections 5.12 and 7.0l(e) of the Credit Agreement, the Borrower is required to cause any Non-Guarantor Subsidiary to execute and deliver the Guarantee and Collateral Agreement and each applicable Security Document within 30 days following the date on such Non-Guarantor Subsidiary becomes a Wholly Owned Subsidiary. Pursuant to Section 7 .16 of the Guarantee and Collateral Agreement, any Subsidiary that is required to become a party thereto pursuant to Section 5.12 of the Credit Agreement shall execute and deliver the supplement (the "Supplement") to become a Subsidiary Guarantor and a Grantor thereunder. As of the date of this letter, SIC Advisors has not yet executed and delivered the Supplement, which constitutes an Event of Default under Section 7.0l(e) of the Credit Agreement (the "Specified Event of Default"). At the request of the Borrower, and in accordance with the Credit Agreement, subject to the receipt of a Supplement executed and delivered by SIC Advisors in form and substance satisfactory to Agent, the Agents and Lenders hereby waive the Specified Event of Default. The waiver set forth in this paragraph will be effective upon execution of this letter by the Borrower, Agents, and the Lenders, and the execution and delivery by SIC Advisors of the Supplement to Agent. The waiver set forth above is limited solely to the Specified Event of Default and shall not be deemed to be a consent to or waiver of any other Default or Event of Default or an amendment of any other provision of the Credit Agreement or any other Loan Documents. As LEGAL US W # 96469119.2 38468.00116